EXHIBIT 16

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Lawrence H. Kaplan, Lawrence B. Stoller, John K. Forst, and Thomas R. Phillips, each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements of each Fund enumerated on Exhibit A hereto for which such person serves as a Director/Trustee (including Registration Statements on Forms N-1A and N-14 and any amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert S. Dow* Robert S. Dow	Chairman, CEO and Director/Trustee	January 27, 2011

/s/ Daria L. Foster* Daria L. Foster	President and Director/Trustee	January 27, 2011

/s/ E. Thayer Bigelow* E. Thayer Bigelow	Director/Trustee	January 27, 2011

/s/ Evelyn E. Guernsey* Evelyn E. Guernsey	Director/Trustee	January 27, 2011

/s/ Robert B. Calhoun, Jr.* Robert B. Calhoun, Jr.	Director/Trustee	January 27, 2011

/s/ Julie A. Hill* Julie A. Hill	Director/Trustee	January 27, 2011

/s/ Franklin W. Hobbs* Franklin W. Hobbs	Director/Trustee	January 27, 2011

/s/ Thomas J. Neff* Thomas J. Neff	Director/Trustee	January 27, 2011

/s/ James L.L. Tullis James L.L. Tullis	Director/Trustee	January 27, 2011

EXHIBIT A

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Blend Trust

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Investment Trust

Lord Abbett Mid-Cap Value Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett Municipal Income Trust

Lord Abbett Research Fund, Inc.

Lord Abbett Securities Trust

Lord Abbett Series Fund, Inc.

Lord Abbett Stock Appreciation Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.